SCHEDULE 14A
Information Required in Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

DAIRY FRESH FARMS INC.
(Name of Registrant As Specified In Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock, $0.001 par value

2)	Aggregate number of securities to which transaction applies:

23,003,549 shares of Common Stock

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

Dairy Fresh Farms Inc.
413 Churchill Avenue N.,
Ottawa, Ontario, Canada K1Z 5C7

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 18, 2007
Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of the Stockholders (the "Annual Meeting") of Dairy Fresh Farms Inc., a Nevada corporation (the "Company"), which will be held at 2:00 p.m., local time, on October 18, 2007, at the offices of Tierney Stauffer, Suite 510- 1600 Carling Ave. Ottawa, Ontario, for the following purposes:

(1)	To elect a minimum of four (4) members to the Company's Board of Directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

(2)	To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as the Company's independent certified public accountant for the fiscal year ending December 31, 2006; and

(3)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on September 14, 2007, as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. All stockholders are encouraged to attend the Annual Meeting. If you do not expect to be present, please sign and date the enclosed form of proxy and promptly mail it in the enclosed return envelope which requires no postage if mailed in the United States. In the event that there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitations of proxies by the Company.

Reference is made to the accompanying Proxy Statement, which is incorporated into and made a part of this Notice. The Proxy Statement outlines the various matters to be considered at the meeting.

By Order of the Board of Directors

By:	/s/ Robert C. Harrison
Robert C. Harrison President, CEO

September 12, 2007

THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

Dairy Fresh Farms Inc.
413 Churchill Avenue N.,
Ottawa, Ontario, Canada K1Z 5C

PROXY STATEMENT
2006 ANNUAL MEETING OF THE STOCKHOLDERS
OCTOBER 18, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dairy Fresh Farms Inc., a Nevada corporation (the "Company"), of proxies from the holders of the Company's common stock (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m., local time, on October 18, 2007, at the offices of Tierney Stauffer, Suite 510- 1600 Carling Ave. Ottawa , Ontario and at any adjournment thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Stockholders is September 17, 2007. Stockholders should review the information provided herein in conjunction with the Company's 2007 Annual Report, as filed with the Securities and Exchange Commission, and the Company quarterly filings on Form 10-QSB. The Company's principal executive offices are located at 413 Churchill Avenue N., Ottawa, Ontario, Canada K1Z 5C

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's President at the Company's executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

COST OF SOLICITATION

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

OTHER MATTERS; DISCRETIONARY VOTING

Our Board of Directors does not know of any matters, other than as described in the notice of Meeting attached to this Proxy Statement, that are to come before the Meeting.

If the requested proxy is given to vote at the Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation, any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the President of the Company; or

•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Don Paterson, Dairy Fresh Farms Inc, 413 Churchill Avenue N., Ottawa, Ontario, Canada K1Z 5C7.

PURPOSE OF THE MEETING

At the Annual Meeting, the Company's Stockholders will consider and vote upon the following matters:

(1)	To elect a minimum of four (4) members to the Company's Board of Directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

(2)	To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as the Company's independent certified public accountant for the fiscal year ending December 31, 2007; and

(3)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the nominees for director named below; and (b) FOR the proposal to ratify the appointment of Jewett, Schwartz, Wolfe & Associates LLP, as the Company's independent auditor. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company

THE COMPANY

Dairy Fresh Farms Inc. was incorporated on February 5, 2003, in the State of Nevada.  Our principal executive office is located at 413 Churchill Avenue N. Ottawa, Ontario, Canada, K1Z 5C7 and our telephone number is 613-724-2484. The URL for our website is http://www.dairyfresh.ca. Dairy Fresh Farms is in the business of selling its patented and branded New Generation Dairy products to the Canadian Market Place.

 Business

Dairy Fresh Technologies Ltd. have the exclusive license in Canada to develop and exploit the patented formula for a healthy milk based product ”Dairy Fresh Farms”. The Company launched 2 liter regular milk and a 1 liter lactose free product with Canada Safeway stores in Western Canada during the year ended December 31, 2005 as a test launch.

Dairy Fresh Farms is an all natural process resulting in a healthier milk based product which is Low in Cholesterol, Trans Fat Free, Lactose Free, Low in Saturated Fat, 99% Fat Free and has high levels of Omega 6 and 3 and Monounsaturated Fat enhanced without compromising great taste.

The product was developed in Sydney, Australia where, in management’s opinion, it has achieved outstanding results.

Our strong and experienced management team believes this process will provide the Dairy Industry with the products they need in today’s health conscious environment. We are in the business of branding “Dairy Fresh Farms™” and developing licensing agreements for the manufacture and distribution of its innovative dairy products. The Canadian Heart and Stroke Foundation’s has provided a “Health Check” of approval on “Dairy Fresh Farms™”.

“Dairy Fresh Farms™” is a patented technology that produces monounsaturated-enhanced dairy products. This breakthrough technology transforms low fat dairy products into creamy great tasting healthy products. The US Government’s National Cholesterol Education Program (NCEP) Guidelines (May 15, 2001) recommended that up to 80% of total caloric intake through fat be consumed as monounsaturated fats to lower serum cholesterol.

“Canola has a very low level of saturated fatty acids, a high level of monounsaturated fatty acids and the essential Omega-3s. Adding canola oil to skim milk adds these nutritional components, along with Vitamin E and K, without compromising the taste. Canola would also complement the ‘mouth feel’ of a much higher fat level milk product without adding cholesterol to the drinker’s diet.” (Alberta Canola Producers Commission)

“31%, or 90 million people, in North America have lactose maldigestion”. (Journal of the American College of Nutrition Vol. 20, No. 2, 198S-207S, 2001) “Dairy Fresh Farms™” meets this market demand.

“Dairy Fresh Farms™” is Trans Fat Free - “Like saturated fat (the kind mainly found in dairy products and meat and poultry), trans fat has been shown to boost levels of the artery-clogging LDL- cholesterol or ‘bad’ cholesterol. And to make matters worse, trans fat also lowers the amount of the protective HDL-cholesterol (the ‘good’ cholesterol) in the blood - a double whammy that makes foods high in trans fat much more of a threat to heart health than those previously avoided by the cholesterol-conscious.” (Rosie Schwartz, dietician, Jan. 2004, Ottawa Citizen)

Manufacturing

Once production resumes, all of Dairy Fresh Farms ingredients will be supplied, in branded packaging, by two major suppliers to a manufacturing co-packing plant. The plant will be responsible for purchasing ingredients off these approved Dairy Fresh Farms suppliers.

Our goal is to introduce 2 two more additional carton sizes for a total of 4 four (SKUs) in Western Canada in 2007 to broaden the choices for consumers and to produce the product in Ultra High Temperature format in order to extend the shelf life.

The products

The following are a brief description of our products:
•	Regular Milk Beverage

•	Lactose Reduced Milk Beverage

•	Field Trials for Premium Ice Cream with Omega-3s

“Dairy Fresh Farms™” is a patented technology that produces monounsaturated-enhanced dairy products. This breakthrough technology transforms low fat dairy products into creamy great tasting healthy products. The US Government’s NCEP Guidelines (May 15, 2001) recommended that up to 80% of total caloric intake through fat be consumed as monounsaturated fats to lower serum cholesterol.

“Canola has a very low level of saturated fatty acids, a high level of monounsaturated fatty acids and the essential Omega-3s. Adding canola oil to skim milk adds these nutritional components, along with Vitamin E and K, without compromising the taste. Canola would also complement the ‘mouth feel’ of a much higher fat level milk product without adding cholesterol to the drinker’s diet.” (Alberta Canola Producers Commission) “31%, or 90 million people, in North America have lactose maldigestion”. (Journal of the American College of Nutrition Vol. 20, No. 2, 198S-207S, 2001) “Dairy Fresh Farms™” meets this market demand.

“Dairy Fresh Farms™” is Trans Fat Free - “Like saturated fat (the kind mainly found in dairy products and meat and poultry), trans fat has been shown to boost levels of the artery-clogging LDL- cholesterol or ‘bad’ cholesterol. And to make matters worse, trans fat also lowers the amount of the protective HDL-cholesterol (the ‘good’ cholesterol) in the blood - a double whammy that makes foods high in trans fat much more of a threat to heart health than those previously avoided by the cholesterol-conscious.” (Rosie Schwartz, dietician, Jan. 2004, Ottawa Citizen).

The following product extensions are also possible with additional development: monounsaturated-enhanced ice cream, soft-serve, frozen desserts, cultured products, cottage cheeses, coffee creamers, spreads, sour creams, cream cheeses, dips, weight loss drinks and dairy organics. These additional products will be developed once we have created a bridgehead with the liquid milk into the market. Our goal is to concentrate our efforts and focus on one product at a time so as to not stray from the business model. These additional product extensions are suggested purely as examples of the total size of food basket we are aiming at.

Government regulations

Our operations may be, directly or indirectly, subject to Canadian and United States federal, state or local laws. These Canadian and United States regulations will subject us to increased regulation costs, and possibly fines or restrictions on conducting our operations. In addition, potential future foreign markets have different regulations related to the environment, labor relations, currency fluctuations, exchange controls, customs, foreign tax increases, import and export, investment and taxation which will also subject us to increased regulation costs and possibly fines or restrictions on conducting our operations. If we are unable to meet the requirements of the regulations in any jurisdictions, our operations in such jurisdictions may be delayed or prohibited. Any of these regulations may increase our costs and negatively affect our potential profitability.

Canada’s Health Check™ symbol

Dairy Fresh Farms™ milk beverages carry the Heart and Stroke Foundation of Canada’s Health Check™ symbol which tells consumers Dairy Fresh Farms™ is a healthy choice; it meets the Health Check™ nutrition criteria which are based on Canada’s Food Guide to Healthy Eating.

Trademarks, Patents & Licenses

“Dairy Fresh Farms™” is a patented technology that produces monounsaturated-enhanced dairy products.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on September 14, 2007 as the record date (the "Record Date") for determining Stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the date herein, there are 23,003,549 shares of Common Stock, no par value (the "Common Stock") issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting.

The presence, in person or by proxy, of at least one half of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than one half of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of the Common Stock will be required for the election of directors. The ratification of the engagement of Jewett, Schwartz, Wolfe & Associates as the Company's independent auditor for the fiscal year ending December 31, 2006 will be approved if the number of shares of Common Stock voted in favor of ratification exceeds the number of shares voted against it. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no affect on the outcome of the proposals to be voted upon at the Annual Meeting.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's principal executive office for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Dairy Fresh’s common stock trades on the Over the Counter Bulletin Board under the stock symbol DYFR.OB. The high and low closing bid information for our common stock is based on information received from Bloomberg L.P., Pinksheets.com and Market Services, and a company market maker.

Quarter Ended	High	Low
D December 31, 2005	$0.78	$0.78

Fiscal year 2006

March 31, 2006	$0.78	$0.78
June 30, 2006	$0.76	$0.58
September 30, 2006	$0.58	$0.25
December 31, 2006	$0.25	$0.07

Fiscal year 2007

March 31, 2007	$0.77	$0.77
June 30, 2007	$0.40	$0.40

The quotations set forth above reflect inter-dealer prices, without retail markup, markdown, or commission, and may not necessarily represent actual transactions. The shares of common stock are being offered for sale by the selling stockholders at prices established on the “pink sheets” or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

As of September 14, 2007 there were approximately 120 holders of record of our common stock.

Holders of our common stock are entitled to cash dividends when, as may be declared by the board of directors. We do not intend to pay any dividends in the foreseeable future and investors should not rely on an investment in us if they require dividend income. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our board of directors and will be based upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. There can be no assurance that cash dividends of any kind will ever be paid.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information known to us about the beneficial ownership of our common stock as of September 9, 2007 based on 23,003,549  issued and outstanding shares for: (1) each person, entity or group that is known by us to beneficially own five percent or more of our common stock; (2) each of our directors (and former directors, as applicable); (3) each of our named executive officers (and former officers, as applicable) as defined in Item 402(a)(2) of Regulation S-B; and (4) our directors and executive officers as a group. To the best of our knowledge, each stockholder identified below has voting and investment power with respect to all shares of common stock shown, unless community property laws or footnotes to this table are applicable.

Name of Shareholder	Number of Shares Owned		Percentage
Nicolas Matossian	1,778,893	(1)	7.7%
Robert C. Harrison	1,208,333	(2)	5.2%
Don Paterson	1,666,147	(3)	7.2%
Ian Morrice	1,576,810	(4)	6.9%

Total Shares Held by Directors, Officer, Control and or Affiliates	6,230,183		27.0%

(1)	Nicolas Matossian through an arms length trust and 935063 Alberta Ltd.

(2)	Robert C. Harrison is the controlling person of Robert C. Harrison Ltd, which holds 1,208,222 shares of the Company’s common stock.

(3)	Don Paterson through an arm’s length trust and Harley Ltd.

(4)	Ian Morrice through an arm’s length trust and Trumpeter Ltd.

EXECUTIVE COMPENSATION

The following table sets forth for the years ended December 31, 2006, 2005, and 2004 the compensation awarded to, paid to, or earned by, our Chief Executive Officer and our three other most highly compensated executive officers whose total compensation during the last fiscal year exceeded $100,000. No other officer had compensation of $100,000 or more for2006, 2005, and 2004 .

				Long Term Compensation
	Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award (s)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compen- sation
Robert C. Harrison	2005	$100,000	-	-	-	-	-	-
Pres., and CEO*	2004	$95,500						—
	2003	$46,500						—

Ian C. Morrice	2005	$100,000	-	-	-	-	-	-
Executive VP*	2004	$95,500
	2003	$46,500

* Compensation is earned through management agreements with the Company.

Options/SAR Grants in Last Fiscal Year

None.

Employment Agreements

The management agreement for Robert C. Harrison is for a period of three years and provides for an annual salary of $100,000 USD. In addition, Mr. Harrison will receive standard benefits as determined by our Board of Directors. A new employment agreement is in front of the compensation committee and will be ratified at the next board meeting. The effective date of this new contract is January 1, 2006.

The management agreement for Ian C. Morrice is for a period of three years and provides for an annual salary of $100,000 USD. In addition, Mr. Morrice will receive standard benefits as determined by our Board of Directors. A new employment agreement is in front of the compensation committee and will be ratified at the next board meeting. The effective date of this new contract is January 1, 2006.

Related Party Transactions

The Company entered into the following related party transactions. These transactions were concluded in the normal course of operations at the exchange amount, which is the amount established and accepted by the parties.

	2006	2005
	$	$
Expenses
Management fees (a)	350,883	346,706
Amounts due to and due from related parties
Amount due from companies under common control (b)	8,896	8,827
Amount due to companies under common control (c)	6,691	6,705

(a) During the years ended December 31, 2006 and December 31, 2005, the Company incurred management services to four companies controlled by officers of the Company. The management fees payable are $172,470 as at December 31, 2006 and $500,704 as at December 31, 2005.

(b) The Company paid legal expenses for a company under common control during the year ended December 31, 2005 resulting in the above amount receivable from companies under common control.

(c) The Company incurred royalty expense to Dairy One Technologies Limited, a company under common control, in the amount of $Nil (2005 - $6,705).

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

Raymond Chabot Grant Thornton LLP ("RCGT") has audited the Company's financial statements annually since December 31, 2004. Fees related to services performed by RCGT in 2005 and 2006 were as follows:

	2006	2005
Audit Fees (1)	$55,605	$62,924
Audit-Related Fees	-0-	-0-
Tax Fees (2)	-0-	-0-
All Other Fees (3)	-0-	-0-
Total	$55,605	$62,924

(1) Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

(2) Tax fees principally included tax advice, tax planning and tax return preparation.

(3) Other fees related to registration statement reviews and comments.

Two members of the Board of Directors has reviewed and discussed with the Company's management and independent registered public accounting firm the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-KSB for the Company's 2006 fiscal year. The Board has also discussed with the auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

The Board has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with its auditors its independence from the Company. The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence. Based on the review and discussions referred to above, the Board approved the inclusion of the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for its 2006 fiscal year for filing with the SEC.

Audit Committee's Pre-Approval Policies

The Board's policy is now to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company's independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Board and approved prior to the completion of the audit.

The Board pre-approved all fees described above.

Jewett, Schwartz, Wolfe & Associates became the Company’s new and independent registered public accounting firm on May 1, 2007.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. There are five nominees for director. Each nominee is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Directors are elected by a plurality of votes cast. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Name	Age	Position
Nicolas Matossian	63	Chairman of the Board of Directors
Robert C. Harrison	60	President, Chief Executive Officer, Director
Don Paterson	53	Chief Financial Officer, Director
Ian Morrice	47	Executive Vice President, Director

Business Experience

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, director and significant employees:

Nicolas Matossian, Chairman of the Board of Directors

Dr. Matossian became CEO of Dairy Fresh Technologies Ltd. on December 1, 2001. His educational background includes a B.A. from McGill University, Montreal, a M.B.A. from Harvard University, Boston and a Ph.D. from McGill University, Montreal.

Dr. Matossian was a Professor of Economics, Faculty of Management at McGill University in Montreal 1967-1970; Director of Operations Manitoba Development Corporation 1970-1973; Managing Partner ERA Consulting Economics Inc.; Economic and Business Consultant to the Federal Government (CDN) and to Major Corporations and Financial Institutions 1973-1992. Senior Consultant and later Chief Operating Officer Cedar Group Inc., publicly listed U.S. Holding Corporation (sales of U.S. $600 million) and owner of Dominion Bridge Inc. (Pipeline and Fabrication) Canada SteenBecker HVAC Contractors Canada / U.S.; Unimetric Corporation Industrial Fasteners U.S. / France; McConnell Dowell Corporation (66% owned) Engineering and Construction. Publicly listed Australian Corp. Davie Shipbuilding-Ship and Platform Builders, Canada. During his tenure as COO, Dr. Matossian was a Director of the parent and of each of the subsidiaries.

Other accomplishments of Dr. Matossian include his position as City Councilor for the City of Westmount (Montreal) since 1990. He was awarded Canada Council Grant for Economic Research. Knighted to the Order of St. Maurice & Lazare Dynastic Order of the Royal House of Savoy (Italy). He is Chairman of Fund N-77 for the Montreal Children’s Hospital.

Robert C. Harrison, President and Chief Executive Officer and Director

Mr. Harrison became President and CEO of Dairy Fresh Technologies Ltd in October 2002. His academic background is extensive, including Accounting, Finance, Human Resources and Marketing from Sheridan College in Toronto, Ontario; Strategic Planning, International Agri-Business from Harvard Business School in Boston, Massachusetts.

His skill summary includes expert sales contract negotiator, highly developed leadership skills, complete understanding of the branding, licensing, distribution and warehousing business in Canada and the United States.

From 1966-1990 at Neilson Dairy, a division of George Weston Limited, he rose to Senior Vice President and General Manager of the Dairy Frozen Division (sales $500 million), with over 700 employees both salaried and unionized remaining strike-free under his stewardship. From 1991-1996 he was President and CEO of Robert C. Harrison Food Brokers Inc. He created a unique food and non-food brokerage business with a focus on food and mass-merchandising retailers nationally and, excellent relationship development with Loblaws, A&P, Provigo, Sobey’s, Safeway and Loeb.

1997-2002 Mr. Harrison was President and CEO of Stoney Creek Ice Cream Delicious Alternative Desserts Ltd. He revamped the manufacturing, warehousing and distribution to make a world-class dairy manufacturing facility. He negotiated licensing and trademark agreements with notable companies such as Cadbury (frozen desserts), Movenpick Ice Cream (Switzerland), Ben & Jerry’s Ice Cream (Vermont, U.S.) and exclusive distribution agreement with Tropicana frozen products.

Don Paterson, Chief Financial Officer, Director

Mr. Paterson was appointed CFO of Dairy Fresh Technologies Ltd. on December 1, 2001. His educational background includes B.Com from the University of Ottawa 1973-1977 and St. Francis Xavier University 1971-1972. Chartered Accountant Designation Alberta Institute 1979 and Ontario Institute 1980. His career includes controllership of Lumonics Inc., a publicly traded manufacturer of laser equipment for medical and industrial applications with sales of $50 million and Vice President Finance of a national food service company with sales value in excess of $22 million. He is currently owner of Paterson & Company, an Ottawa based public accounting firm servicing a variety of retail, construction and service companies. As well, he is a management consultant, Immigration Investment Program (Canada) (1991 to present). Mr. Paterson is a past Director of the Ottawa Senators Hockey Club (NHL).

Ian Morrice, Executive Vice President, Director

Mr. Morrice was appointed Executive Vice President of the Company January 1, 2002.
Prior to this he was Founder, Chairman and CEO of Pritchard Morrice Inc., a private company that specialized in Urban Scapes (1982-1988).Mr. Morrice also founded Rare Earth Environmental (1991 to present) and is past Director of Palladium Foods Inc. (Corel Centre) and Hard Rock the Byward Market Inc.
He is Co-Founder of the Ottawa Senators NHL Hockey Team. He is currently a member of the Farmers Federation of Ontario 1998 to present.

His educational background includes B.A. Honors from Carleton University, Ottawa 1978-1982 in Urban Studies with postgraduate work in Demographics.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

 The Board of Directors selected Jewett, Schwartz, Wolfe & Associates as the Company's independent certified public accountants for the fiscal year ending December 31, 2007. Jewett, Schwartz, Wolfe & Associates has acted in this capacity since its appointment on May 1, 2007. The engagement of Jewett, Schwartz, Wolfe & Associates is subject to ratification by the Company’s stockholders, which requires the affirmative vote of a majority of the votes cast.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to: (a) matters described in this Proxy Statement and matters described in "Note on Forward-Looking Statements" in our Annual Report on Form 10-KSB/A for the year ended June 30, 2005, and (b) the ability to operate our business in a manner that will enhance stockholder value. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances or otherwise update these forward looking statements.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact counsel for the Company, Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, we file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2005 on Form 10-KSB with the SEC, a copy of which is being provided with this proxy statement. A copy of past annual reports on Form 10-KSB (except for certain exhibits thereto) may be obtained, upon written request by any stockholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and are deemed to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007and June 30, 2007.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

This proxy statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this proxy statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

SHAREHOLDER PROPOSALS FOR THE 2008ANNUAL MEETING

Under SEC rules, shareholders intending to present a proposal at the Annual Meeting in 2008and have it included in our proxy statement must submit the proposal in writing to 413 Churchill Avenue N., Ottawa, Ontario, Canada K1Z 5C7. Shareholders intending to present a proposal at the Annual Meeting in 2006, but not to include the proposal in our proxy statement, must comply with the requirements set forth in Regulation 14a-8 of the Security Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act requires, among other things, that a shareholder must submit a written notice of intent to present such a proposal that is received by our Secretary no less than 120 days prior to the anniversary of the first mailing of the Company's proxy statement for the immediately preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the Annual Meeting in 2007 no later than January 1, 2008. If the notice is after January 1, 2008, it will be considered untimely and we will not be required to present it at the Annual Meeting in 2008 The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

/s/ Robert C. Harrison

Robert C. Harrison
President/CEO and Director

September 12 2007.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
OF
Dairy Fresh Farms Inc.

PROXY — ANNUAL MEETING OF SHAREHOLDERS - October 18, 2007

The undersigned, revoking all previous proxies, hereby appoint(s) Robert C. Harrison as Proxy, with full power of substitution, to represent and to vote all Common Stock of Dairy Fresh farms inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the offices of Tierney Stauffer, Suite 510- 1600 Carling Ave. Ottawa , Ontario on October 18, 2007, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of shareholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

1. ELECTION OF DIRECTORS. Nominee:	Robert C. Harrison For, Against, Abstain.
Nicolas Matossian For, Against, Abstain.
Don Paterson For, Against, Abstain.
Ian Morrice For, Against, Abstain.

☐	FOR ALL NOMINEE LISTED (Except as specified here :______________)

OR

☐	WITHHOLDING AUTHORITY to vote for the nominee listed above

2. Proposal to ratify the engagement of Jewett, Schwartz, Wolfe & Associates as Independent Auditor.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 and 3.

Dated __________, 2007

(Print Name)	(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer's or other person's title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.